Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 1 to this Registration Statement of U-Store-It Trust on Form S-11 of our report dated August 25, 2004, related to the Summary of Historical Information Relating to Operating Revenues and Specific Expenses for the year ended December 31, 2003, appearing in the Prospectus, which is part of such Registration Statement, and to the references to us under the heading “Experts” in such Prospectus.

/S/ McGladrey & Pullen, LLP

Chicago, Illinois
September 10, 2004